Exhibit 99.1

MOJO Organics Inc Reports 2021 Results

JERSEY CITY, NJ, January 3, 2022// — MOJO Organics Inc. (OTC: MOJO) reports its unaudited results of operations for the Fourth Quarter of 2021 and the year ended December 31, 2021. A Form 8-K was filed with the United States Securities and Exchange Commission.

The SEC Form 10-K is expected to be filed in January with the United States Securities and Exchange Commission.

Highlights include:

●	2021 Net Revenue was $1,923,283 an increase of $181,364 or 10 percent from $1,741,919 for 2020.

●	2021 Net Income was $44,032, an improvement of $127,751 or 153 percent from a Net Loss of $83,719 for 2020.

●	2021 Fourth Quarter Net Revenue was $428,225, an increase of $136,893 or 47 percent from $291,331 for 2020.

●	2021 Fourth Quarter Net Loss was $47,959, an improvement of $28,257 or 38 percent from a Net Loss of $76,816 for 2020.

The Company has 30,661,080 issued and outstanding shares as of January 3, 2022 and 318,108 options with 944 shareholders of record.

Officers and Directors account for 47 percent of the ownership on a fully diluted basis as of January 3, 2022.

The Company has a simple capital structure with one class of stock and no debt, loans or convertible securities.

During 2021, the Company purchased 765,826 shares of its stock.

In January 2022, the Company purchased 750,000 shares of its stock. The Company plans to continue to purchase shares during 2022.

For additional information contact Glenn Simpson CEO MOJO Organics, Inc. at 929 264 7944 Stock Symbol: MOJO

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risk.